SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 26, 2005

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)	(Commission File Number)

1001 Nineteenth Street North Arlington, VA	22209
(Address of principal executive offices)	(Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations.
Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2005, upon the recommendation of the Compensation Committee of the Board of Directors, the Board approved a proposal by Eric F. Billings, Chairman and Chief Executive Officer, J. Rock Tonkel, President and Head of Investment Banking and Richard J. Hendrix, President and Chief Operating Officer to further align the interests of the Company’s senior executive officers with the interests of the Company’s shareholders and to strengthen the Company’s retention plan for its key senior executive officers. The approved proposal has two parts. First, Messrs. Billings, Tonkel and Hendrix will relinquish the cash portions of the Company’s 2005 Executive Bonus Pool (previously approved on March 29, 2005) which would be available under the Executive Bonus Plan through June 30, 2005. The aggregate amount of the bonus payments relinquished by these three senior executive officers was $6,358,459. In addition, an unallocated portion of the Executive Bonus Pool in the amount of $926,340 will also be relinquished for a total aggregate amount of $7,284,799. Second, the Board approved grants to be made in mid-August of 125,000 shares, 112,000 shares and 112,000 shares, respectively, of the Company’s Class A Common Stock (“Restricted Stock”) to Messrs. Billings, Tonkel and Hendrix. Based on current prices, the grants of Restricted Stock to these three senior executives is approximately 20% less than the relinquished cash amounts for these three senior executive officers under the Executive Bonus Pool. Consistent with previous grants, the Restricted Stock will be subject to forfeiture restrictions that will lapse ratably over the three-year period after the date of grant. Each grantee will be entitled to dividends and voting rights with respect to all of the shares of Restricted Stock in his Restricted Stock award including shares subject to forfeiture restrictions. In addition, with regard to the 2005 Executive Bonus Pool, the Board approved a reduction in the Company profitability pool (defined as pre-tax net income, before deducting the Executive Bonus Pool) from 7% to 4.9%, reflecting Emanuel J. Friedman’s retirement from the Company on April 27, 2005. All other aspects of the 2005 Executive Bonus Pool remain in effect.

In addition, with regard to the 2005 Executive Bonus Pool, the Board approved a reduction in the Company profitability pool (defined as pre-tax net income, before deducting the Executive Bonus Pool) from 7% to 4.9%, reflecting Emanuel J. Friedman’s retirement from the Company on April 27, 2005.

All other aspects of the 2005 Executive Bonus Pool remain in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date: July 27, 2005	By:	/s/ Kurt R. Harrington
Kurt R. Harrington
Senior Vice President, Chief Financial Officer and Treasurer